Exhibit 31.1
Certification of Chief Executive Officer
Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
I, Thomas S. Rogers, certify that:
1) I have reviewed this Amendment No. 1 to the quarterly report on Form 10-Q of TiVo Inc.;
2) Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: January 24, 2013

/s/ THOMAS S. ROGERS
Thomas S. Rogers
President and Chief Executive Officer (Principal Executive Officer)